As filed with the Securities and Exchange Commission on May 26, 2009
Registration No. 333-115932

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-1309529 (I.R.S. Employer Identification Number)
1001 Fannin Street
Suite 4000
Houston, Texas 77001
(713) 512-6200
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

WASTE MANAGEMENT, INC. 2004 STOCK INCENTIVE PLAN
(Full titles of the Plans)

Rick L Wittenbraker
Waste Management, Inc.
1001 Fannin Street
Suite 4000
Houston, Texas 77002
(713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

     Waste Management, Inc., a Delaware corporation (the “Company”), registered the issuance of up to 34,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), on this Registration Statement on Form S-8 (Registration No. 333-115932) pursuant to the Waste Management, Inc. 2004 Stock Incentive Plan (the “2004 SIP”). The 2004 SIP expired by its terms on May 14, 2009 and, as of that date, 25,484,328 shares of Common Stock have not been sold are not currently subject to awards under the 2004 SIP. Those 25,484,328 shares are hereby deregistered. The Registration Statement otherwise continues in effect as to the shares of Common Stock remaining available for offer or sale pursuant to the Registration Statement.
     There may be shares of Common Stock, the issuance of which are registered on this Registration Statement that are represented by awards granted under the 2004 SIP that, after May 14, 2009, expire or are forfeited or canceled without delivery of shares of Common Stock or which otherwise result in the forfeiture of shares of Common Stock back to the Company. Upon such forfeiture, expiration or cancellation, such shares will also automatically be deregistered under this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 26th day of May, 2009.

WASTE MANAGEMENT, INC.
/s/ Rick L Wittenbraker
By: Rick L Wittenbraker
Senior Vice President, General Counsel and Chief Compliance Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 26th day of May, 2009.

Signature	Title

/s/ * David P. Steiner	Chief Executive Officer and Director (Principal Executive Officer)

/s/ * Robert G. Simpson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ * Greg A. Robertson	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Pastora San Juan Cafferty	Director

/s/ * Frank M. Clark, Jr.	Director

Patrick W. Gross	Director

Signature	Title

/s/* John C. Pope	Director

/s/* W. Robert Reum	Director

/s/ * Steven G. Rothmeier	Director

Thomas H. Weidemeyer	Director

/s/ Rick L Wittenbraker *Rick L Wittenbraker	Attorney-in-Fact